Arxis Announces Acquisitions of Omnetics Connector Corporation and MagCanica Inc.

BLOOMFIELD, Conn., June 2, 2026 — Arxis, Inc. (NASDAQ: ARXS) (the “Company” or “Arxis”), a publicly-traded industrial compounder formed in partnership with Arcline Investment Management (“Arcline”), today announced it has entered into a definitive agreement to acquire Omnetics Connector Corporation (“Omnetics”), a leading designer and manufacturer of proprietary high-reliability Micro-D-Sub and Nano-D-Sub connectors and interconnect assemblies used in critical defense and space, commercial aerospace, and medical applications.

Omnetics, headquartered in Minneapolis, Minnesota, maintains deeply embedded positions across leading defense and space, commercial aerospace, and medical technology platforms where size, weight, and reliability are mission critical. Omnetics is currently privately held and owned by its long-term shareholders.

In addition, Arxis announced the acquisition of MagCanica, Inc. (“MagCanica”), a designer and manufacturer of non-contact, high-precision torque sensors that operate under extreme conditions. MagCanica was previously owned by its founders and employees.

The acquisitions reflect the differentiated value of the Arxis–Arcline partnership. Arcline provides Arxis with institutional capabilities that complement Arxis’ operating expertise, including research-driven market mapping, proprietary sourcing access, disciplined underwriting, and capital allocation expertise. These capabilities, which are difficult for a standalone strategic acquiror to replicate, expand Arxis’ addressable acquisition universe and strengthen its ability to acquire high-quality businesses with leading positions on long-duration platforms.

“The addition of Omnetics and MagCanica reinforces the power of the Arxis–Arcline partnership in creating a repeatable engine of value creation for Arxis as a next-generation industrial compounder,” said Rajeev Amara, Chairman of Arxis and CEO of Arcline.

The combined purchase price is approximately $890 million, representing 12x FY27 estimated adjusted EBITDA.

Omnetics Transaction

Under the terms of the agreement, Arxis is acquiring Omnetics in an all-stock transaction (subject to lockup provisions), reflecting the Omnetics shareholders’ requirement to receive public company stock over cash consideration and reinforcing one of the key drivers and benefits of Arxis becoming a public company.

"Omnetics is exactly the kind of business we built Arxis to own. For over 40 years, the company has been the trusted standard in Nano- and Micro-D-Sub connectors for applications where failure is not an option, earning preferred-source positions on long-tenured programs that are highly difficult to replicate," said Kevin Perhamus, President and Chief Executive Officer of Arxis.

Gary Jacobs, President of Omnetics, said, "Arxis shares our deep commitment to innovation, quality, and the customers who rely on us. Joining Arxis gives us the resources and platform to accelerate investment in our products, our technology, and our people, while continuing to deliver high performance and reliability to our customers."

The transaction is subject to customary regulatory approvals and closing conditions and is expected to close in the third quarter of 2026.

Upon closing, Omnetics will operate within Arxis' Electronic Components segment.

William Blair & Company, L.L.C. is serving as financial advisor to Arxis and Vermillion Capital is serving as advisor to Omnetics.

MagCanica Transaction

On June 1, 2026, Arxis completed its acquisition of MagCanica in an all-cash transaction.

"MagCanica's non-contact torque sensors are highly complementary to our existing military flexible driveshaft capabilities and address a growing need across aerospace and defense for real-time monitoring of mission-critical rotating systems," said Kevin Perhamus. "We see clear runway to cross-sell this technology alongside the Arxis portfolio where operators require precise visibility into performance under heavy loads."

MagCanica will operate within Arxis' Electronic Components segment.

Kroll Securities served as financial advisor to MagCanica.

About Arxis
Arxis is a leading designer and manufacturer of proprietary, mission-critical electronic and mechanical components for aerospace and defense, medical technology, and specialized industrial markets. Leveraging significant intellectual property and world-class engineering and operational capabilities, Arxis designs and delivers innovative solutions that address its customers' most complex performance needs. Arxis is a portfolio company of Arcline Investment Management. For more information, visit www.arxis.com.

About Arcline Investment Management
Arcline Investment Management is a growth-oriented private equity firm with over $30 billion in assets under management. Arcline seeks to build the next generation of Industrial Compounders – market-leading, non-disruptible industrial platforms designed to consistently grow earnings over decades. For more information visit www.arcline.com.

About Omnetics Connector Corporation
Founded in 1984, Omnetics designs and manufactures micro-miniature and nano-miniature high reliability connectors and interconnect systems for aerospace, defense, space, medical and industrial customers worldwide. Since its inception, Omnetics has been at the forefront of innovation and excellence in the world of connectors and interconnect solutions. For more information, visit www.omnetics.com.

About MagCanica Inc.
Founded in 2000, MagCanica designs and manufactures non-contact, high-precision torque sensors used in high-performance rotating systems worldwide. For more information, visit www.magcanica.com.

Contacts

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Forward-looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may contain words and terms such as: “anticipate,” “could,” “believe,” “continue,” “expect,” “estimate,” “forecast,” “ongoing,” “project,” “seek,” “predict,” “target,” “will,” “intend,” “plan,” “look ahead,” “optimistic,” “potential,” “guidance,” “may,” “should,” or “would” and other words and terms of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected 2027 sales and EBITDA margins, future accretion, anticipated benefits of the acquisition, financing sources, the expected timing for closing the acquisition the Omnetics acquisition and other matters. These statements are only predictions, and such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Risks and uncertainties include, but are not limited to: (i) the risk that the proposed acquisition may not be completed in a timely manner or at all, or if it is completed, that the expected benefits of the proposed acquisition may not be realized, (ii) the failure to satisfy the conditions to the consummation of the proposed acquisition, including the receipt of certain regulatory and other approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement between the parties and (iv) unanticipated difficulties or expenditures relating to the acquisition, the response of business partners and competitors to the announcement of the proposed acquisition, potential disruptions to current plans and operations and/or potential difficulties in employee retention as a result of the announcement and pendency of the acquisition. The actual financial impact of the proposed acquisition may differ from the expected financial impact described in this press release. The foregoing list of risk factors is not exhaustive. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Arxis’ business, particularly those identified in the risk factor discussion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Arxis undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made.